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                                                              EXHIBIT 99
                                                              ----------

FOR IMMEDIATE RELEASE                            CONTACT:  MELANIE OTERO
NOVEMBER 19, 1997                                           617.368.6318



                    S.D. WARREN COMPANY ANNOUNCES AGREEMENT
                          FOR ASSET SALE AT WESTBROOK


BOSTON, MA    S.D. Warren Company today announced an agreement to sell its pressure sensitive business located in Westbrook, Maine to Spinnaker Industries, Inc. Spinnaker is a manufacturing firm headquartered in Dallas, Texas which focuses primarily on specialty adhesive markets.

The sale is expected to become effective early 1998, subject to receipt of required regulatory approvals and completion of certain financing arrangements. Warren operations at the adjacent Westbrook paper and pulp mill are unaffected by the sale.

S.D. Warren is a wholly-owned subsidiary of Sappi Limited, headquartered in Johannesburg, South Africa. Sappi is the world's largest producer of coated papers that are used in high-quality magazines, catalogues, brochures, reference books and other communications applications.

                                     -SDW-



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